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                                                                    Exhibit 31.2

                                  CERTIFICATION

I, Allen Dodge, certify that:

1. I have reviewed this amendment to the annual report on Form 10-K of Health Grades, Inc.; and

2. Based on my knowledge, this amendment to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment to the annual report.


Date: April 29, 2004

/s/ Allen Dodge
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Senior Vice President - Finance/CFO